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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported):  July 11, 1997

                              DLB OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

                                    OKLAHOMA
         (State or other jurisdiction of incorporation or organization)

         0-26484                                           73-1358299
 (Commission File Number)                               (I.R.S. Employer
                                                        Identification No.)

  1601 N.W. EXPRESSWAY, SUITE 700
      OKLAHOMA CITY, OKLAHOMA                              73118-1401
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code:  405-848-8808
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


       On July 11, 1997, the Second Amended Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, as proposed by DLB Oil and Gas, Inc. ("DLB"), WRT Energy Corporation ("Debtor") and Wexford Management LLC ("Wexford") dated as of March 11, 1997 (as modified by the technical modifications set forth in the Joint Motion for Approval of Technical Modifications to the Plan of Reorganization and those announced at the Confirmation hearing commencing on April 28, 1997, hereinafter referred to as the "Plan"), of Debtor became effective pursuant to its terms and conditions. In addition, the transactions contemplated by the Plan to occur on the effective date of the Plan were consummated in accordance with the terms and conditions of the Plan. Pursuant to the terms and conditions of the Plan, the Debtor was merged with and into WRT Energy Corporation, now a Delaware corporation ("WRT").

       As a result of the consummation of the Plan, DLB acquired 10.35 million shares, representing 51.6%, of the outstanding common stock of WRT. Of such shares, 5.0 million shares were received by DLB for the contribution of the West Cote Blanche Bay Assets purchased by DLB in March 1997 for approximately $13.5 million and 1.7 million shares were received for a claim purchased from Texaco in the same transaction for $6.0 million. In addition, 1.6 million shares were issued in respect of certain credit obligations of WRT which DLB had acquired for $6.6 million and 1.1 million shares were issued to DLB upon its $3.8 million exercise of stock rights pursuant to an offering that was an integral part of the plan. Also, 0.9 million shares were issued for the $2.6 million paid for capital expenditures and other allowed general unsecured claims and liens. DLB used cash flow from operations and borrowings under its credit facility with a bank group to fund its purchase of such credit obligations and shares.

       Pursuant to the Plan, Wexford acquired 1.84 million shares of WRT common stock. Charles E. Davidson, the managing member of Wexford, is also Chairman of DLB.

       An additional 1.41 million shares, currently in escrow, will be distributed upon resolution of certain post closing matters.

       WRT owns interest in 19 fields in south Louisiana and controls operations on essentially 100% of its production. As of December 31, 1996, WRT's proved reserves, as estimated by Netherland, Sewell and Associates, Inc., totaled approximately 28.0 million barrels of oil equivalent.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)    Financial Statements of Business Acquired

              The financial statements required by this Item will be filed by amendment or amendments of this Report as soon as practicably available and no later than 60 days after the date of this Report.

       (b)    Pro Forma Financial Information

              The pro forma financial information required by this Item will be filed by amendment or amendments of this Report as soon as practicably available and no later than 60 days after the date of this Report.


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     (c)    The following exhibits are filed with this report:


                2.0       Warrant Agreement dated July 10, 1997

                2.1       Registration Rights Agreement dated July 10, 1997

                2.2       WRT's Restated Certificate of Incorporation

                2.3       WRT's By-Laws

                2.4       Commitment Agreement dated January 20, 1997

                2.5       Subscription Rights Agreement

                2.6       Liquidating Trust Agreement dated July 10, 1997

                2.7       Disbursing Services Agreement dated May 2, 1997

                2.8       Agreement and Plan of Merger dated July 10, 1997

                2.9 Summary of the material terms of the Purchase, Sale and Cooperation Agreement

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                         DLB Oil & Gas, Inc.

                                         /s/ MIKE LIDDELL
                                         -------------------------------------
                                         Mike Liddell, Chief Executive Officer


Date:  July 25, 1997



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                                 EXHIBIT INDEX

                                                                         SEQUENTIALLY
EXH. NO.                      EXHIBIT NAME                               NUMBERED PAGE
--------                      ------------                              ---------------
  2.0          Warrant Agreement dated July 10, 1997

  2.1          Registration Rights Agreement dated July 10, 1997

  2.2          Commitment Agreement dated January 20, 1997

  2.3          Subscription Rights Agreement

  2.4          Liquidating Trust Agreement dated July 10, 1997